Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel C. Montano, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of CardioVascular BioTherapeutics, Inc. on Form 10-K for the fiscal year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of CardioVascular BioTherapeutics, Inc.

By:	/S/ DANIEL C. MONTANO
Name: Daniel C. Montano Title: President and Chief Executive Officer

Date: March 30, 2005

I, Mickael A. Flaa, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of CardioVascular BioTherapeutics, Inc. on Form 10-K for the fiscal year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of CardioVascular BioTherapeutics, Inc.

By:	/S/ MICKAEL A. FLAA
Name: Mickael A. Flaa Title: Chief Financial Officer

Date: March 30, 2005